EXHIBIT 4.1

                           FIFTH AMENDMENT AND WAIVERS

FIFTH AMENDMENT AND WAIVERS TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 13, 2009 (the "Fifth Amendment") by and among NAPCO SECURITY TECHNOLOGIES, INC. f/k/a NAPCO SECURITY SYSTEMS, INC., a Delaware corporation (the "The Borrower"), CAPITAL ONE, N.A., a national banking association, HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, collectively, the "Lenders") and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as administrative agent and collateral agent for the Lenders hereunder (in such capacities, the "Administrative Agent" and the "Collateral Agent", respectively and each an "Agent").

                                    RECITALS

The Borrower, the Lenders, and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of August 18, 2008, as amended by a First Amendment and Waivers dated November 17, 2008, as supplemented by the extension of the waivers contained in Section 3 of such First Amendment and Waivers to January 15, 2009, by letter of the Required Lenders dated as of December 30, 2008, a Second Amendment and Waivers dated as of January 29, 2009, a letter agreement dated February 6, 2009, a Third Amendment and Waivers dated as of March 30, 2009 and a Fourth Amendment and Waivers dated as of June 25, 2009 (collectively, the "Credit Agreement"), pursuant to which certain financial accommodations were made available to the Borrower.

     The Borrower has requested that the Lenders and the Administrative Agent modify certain of the terms set forth in the Credit Agreement and further waive or extend waivers already provided and the Lenders and the Administrative Agent are willing to modify such terms and provide such waivers but only upon and subject to the following terms and conditions.

NOW THEREFORE, in consideration of the premises and mutual covenants and promises exchanged herein, the parties hereto mutually agree as follows:

     Section  1.  Definitions.   Except  as  otherwise  defined  in  this  Fifth
Amendment, terms defined in the Credit Agreement are used herein as defined therein.

     Section 2. Amendment. Subject to the satisfaction of the conditions precedent specified in Section 5 below no later than October 13, 2009:

     (a)  Section 7.1(f) is amended in its entirety to read as follows:

          "(f) within twenty-five (25) days after the end of each month, the internally prepared financial statements of the Borrower and its Consolidated Subsidiaries which statements shall consist of a balance sheet, income statement, and statement of changes in financial position covering the period of the Borrower's immediately preceding month."

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     (b)  Section 7.2(b) is amended by deleting the text "subsections 7.1(a) and
(b)" in both instances where it appears and inserting the text "subsections 7.1(a), 7.1(b) and 7.1(f)" in lieu thereof.

     (c)  Section 7.2(e) is amended in its entirety as follows:

          "(e) within five (5) Business Days after the close of each month and the first two week period of each such month, an accounts receivable aging report (including a report listing the accounts receivable by Subsidiary), an accounts payable aging report and an inventory schedule of the Borrower and all of its Subsidiaries in the form previously submitted to and found acceptable by the Lenders (modified to report the inventory of the Borrower and its Subsidiaries by location)."

     (d) Section 8.1 is amended by inserting the following new sub-clauses (e) and (f) therein:

          "(e) Overadvances. Permit as of the end of any calendar month, commencing with the calendar month ending October 31, 2009, the Overadvance as of the end of such calendar month to exceed the amount set forth opposite the row captioned "Proposed Inventory Cap - @15% of Projections" for such calendar month on the collateral tracking report attached to Fifth Amendment as Exhibit A thereto (the "Collateral Tracking Report"). "Overadvance" means the difference between (x) the sum of (i) 70% of the value of the Loan Parties' gross accounts receivable (with foreign accounts receivable to be excluded from gross accounts receivable to the extent foreign accounts receivable exceed 15% of the gross accounts receivable, but only to the extent of such excess) plus (ii) 70% of the value (as determined in good faith by the Administrative Agent or as set forth in the most recent appraisal conducted by or on behalf of the Administrative Agent) of the Mortgaged Property and (y) the outstanding principal balance of the Revolving Credit Loans plus the outstanding principal balance of the Term Loans plus the aggregate amount of all Letter of Credit Liabilities.

          (f) Inventory Caps. Permit as of the end of any calendar month, commencing with the calendar month ending October 31, 2009, (x) Gross Inventory Reliance for such calendar month to exceed the percentage set forth opposite the row captioned "Gross Inventory Reliance Cap" for such calendar month on the Collateral Tracking Report and (y) Current Inventory Reliance for such calendar month to exceed the percentage set forth opposite the row captioned "Current Inventory Reliance Cap" for such calendar month on the Collateral Tracking Report. "Gross Inventory Reliance" means the quotient (expressed as a percentage) obtained by dividing the Overadvance for such calendar month by Loan Parties' total Inventory as the end such calendar month (with total Inventory determined by adding the amounts set forth on the line items "Inventory, Net" and "Non-current inventory, Net" on the Loan Parties balance sheet for such month). "Current Inventory Reliance" means the quotient (expressed as a percentage) obtained by dividing Overadvance for such calendar month by Loan Parties "current" Inventory as the end such calendar month (with "current" Inventory determined by taking the amount set forth on the line item "Inventory, Net" on the Loan Parties balance sheet for such month)."


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     (e)  Section 9(k) is amended in its entirety as follows:

          "(k) the Borrower incurs, on a consolidated basis, net income less than, or net losses in excess of, as applicable, the following amounts for the corresponding periods: (i) month ending September 30, 2009, $940,000.00; (ii) month ending October 31, 2009, ($1,379,000.00);
          (iii) month ending November 30, 2009, ($851,000.00); (iv) month ending December 31, 2009, $1,051,000.00; (v) month ending January 31, 2010,
          ($1,303,000.00);  (vi) month ending February 28, 2010,  ($736,000.00);
          (vii) month ending March 31, 2010, $1,323,000.00; (viii) month ending April 30, 2010, ($1,227,000.00); (ix) month ending May 31, 2010,
          ($604,000.00); and (x) month ending June 30, 2010, $1,563,000.00;

     Section 3. Additional Covenants. The Borrower hereby further agrees that the following covenants and agreements shall be deemed a part of the Credit Agreement and/or Security Agreement, as applicable.

     (a) By November 6, 2009, the Borrower shall have retained a business consultant satisfactory to the Administrative Agent and Lenders in their reasonable discretion pursuant to an engagement letter in form and substance satisfactory to the Administrative Agent and Lenders in their reasonable discretion (the "Business Consultant"). The scope of the engagement will include, but not be limited to, vetting projections, reviewing efficiency and integrity of reporting and systems, reviewing inventory reserve policy and purchasing policies, and reviewing cost cutting to date and possible cost cutting opportunities. Each Loan Party hereby consents to the Administrative Agent contacting the Business Consultant directly with respect to the status of Loan Parties' business operations, the Loan Parties' prospects and financial condition, and hereby agrees that such communications shall not be restricted or denied in any way. The Borrower further agrees that the Business Consultant and/or the Borrower shall deliver to the Administrative Agent, for distribution to the Lenders, copies of any written reports, work product, information, documents or items received by the Borrower from the Business Consultant, simultaneously with the delivery or receipt of the same, and any other written reports and work product of the Business Consultant that the Administrative Agent may reasonably request in its sole discretion. After the retention thereof, the Borrower shall not terminate the Business Consultant, unless a replacement satisfactory to the Administrative Agent and Lenders in their reasonable discretion has been retained pursuant to an engagement letter in form and substance satisfactory to the Administrative Agent and Lenders in their reasonable discretion.

     (b) The Loan Parties consent to the retention by the Administrative Agent (or its counsel) of an Appraisal Firm (the "Appraiser") to conduct an appraisal of the value of the Inventory, machinery and equipment of the Loan Parties. The Loan Parties shall cooperate with the Appraiser, including without limitation, providing the Appraiser with access to each location in which Inventory, machinery and equipment is located and furnishing the Appraiser with any and all reports as to the Inventory, machinery and equipment, all as reasonably requested by the Appraiser. All costs and expenses of the Appraiser shall be borne by and be the responsibility of the Borrower and shall be payable by the Borrower on demand by the Administrative Agent.


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     (c) The Loan Parties consent to the retention by the  Administrative  Agent
(or its counsel) of an Appraisal Firm (the "RE Appraisal") to conduct an appraisal of the Mortgaged Property. The Borrower shall cooperate with the RE Appraiser, including without limitation, providing the RE Appraiser with access to the Mortgaged Property and any and all other information relating to the Mortgaged Property as reasonably requested by the RE Appraiser. All costs and expenses of the Appraisal of the premises shall be borne by and be the responsibility of the Borrower and shall be payable by the Borrower on demand by the Administrative Agent.

     (d) The Borrower acknowledges and agrees that Agents and Lenders may exercise their rights to conduct Collateral field examinations pursuant to
Section 7.6 of the Credit Agreement and Section 4 of the Security Agreement no less frequently than once each fiscal quarter of the Borrower.

     (e) (i) The Borrower shall direct all of each Loan Parties' domestic account debtors to make all payments on the accounts receivable directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, the Administrative Agent, at HSBC or another financial institution acceptable to the Administrative Agent. The Borrower shall provide such assistance as is reasonably requested by the Administrative Agent in the establishment of such Lock Box. The Borrower, in conjunction with Administrative Agent, shall establish an account (the "Dominion Account") in the Borrower's name, for the benefit of the Administrative Agent (or, at the request of the Administrative Agent, in the Administrative Agent's name, for the benefit of the Borrower), at HSBC or another financial institution acceptable to the Administrative Agent, into which all payments received in the Lock Box shall be deposited, and into which the Borrower will immediately deposit all payments received by the Borrower or any other Loan Party on accounts receivable in the identical form in which such payments were received, whether by cash or check. If the Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of the Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with the Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of accounts receivable or other Collateral, the Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, the Administrative Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Dominion Account. Notwithstanding the foregoing, the Borrower and the Loan Parties may continue to collect payments on foreign accounts receivable from their foreign account debtors and deposit such amounts in deposit accounts maintained in the applicable foreign jurisdiction; provided that all amounts maintained in such foreign deposit accounts representing proceeds of accounts receivable or other Collateral shall be wired in Dollars to the Dominion Account at least once per calendar month (or more frequently if requested by the Administrative Agent) or when the aggregate balance of all such foreign deposit accounts exceeds $150,000. The financial institution with which the Dominion Account is established shall acknowledge and agree, in a manner satisfactory to the Administrative Agent, that the amounts on deposit in such Lock Box and Dominion Account are the sole and exclusive property of the Administrative Agent, that such financial institution will follow the instructions of the Administrative


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Agent with respect to disposition of funds in the Lock Box and Dominion  Account without further consent from the Borrower, that such financial institution has no right to setoff against the Lock Box or Dominion Account or against any other account maintained by such financial institution into which the contents of the
Lock  Box  or  Dominion  Account  are  transferred,   and  that  such  financial
institution shall wire, or otherwise transfer in immediately available funds to the Administrative Agent in a manner satisfactory to the Administrative Agent, funds deposited in the Dominion Account on a daily basis as such funds are collected. The Borrower agrees that all payments made to such Dominion Account or otherwise received by the Administrative Agent, whether in respect of the accounts receivable or as proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Lien permitted under Section 8.3 of the Credit Agreement which is prior in right of payment), will be applied on account of the Obligations in accordance with the terms of the Credit Agreement. The Borrower agrees to pay all customary fees, costs and expenses in connection with opening and maintaining the Lock Box and Dominion Account. All of such fees, costs and expenses if not paid by the Borrower, may be paid by the Administrative Agent and in such event all amounts paid by the Administrative Agent shall constitute Obligations under the Credit Agreement, shall be payable to the Administrative Agent by the Borrower upon demand, and, until paid, shall bear interest at the rate applicable to Revolving Credit Loans maintained as Prime Loans. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the Borrower to the Administrative Agent, and, if that endorsement of any such item shall not be made for any reason, the Administrative Agent is hereby irrevocably authorized to endorse the same on the Borrower's behalf. For the purpose of this section, the Borrower irrevocably hereby makes, constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent for that purpose) as the Borrower's true and lawful attorney and the agent-in-fact
(i) to endorse the Borrower's name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of the Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of the Borrower's mail is deposited, and open and process all mail addressed to the Borrower and deposited therein. The Lock Box and Dominion Account shall be established to the Administrative Agent's satisfaction on or before October 30, 2009.

          (ii) For purposes of determining the amount of Loans available for borrowing purposes, the ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of the Borrower and shall be made available to the Borrower as long as no Event of Default exists.

     (f) The Borrower shall use its best efforts to assist the Collateral Agent in obtaining a first priority perfected security interest for Collateral Agent, or comparable Lien in all assets of the Loan Parties not located in the United States of America pursuant to agreements, documents and instruments satisfactory to the Collateral Agent in all respects; provided that no Loan Party shall be required to grant a security interest to the Collateral Agent in any such asset, if the Collateral Agent, in its reasonable discretion, determines that the granting of such security interest to the Collateral Agent would have material adverse tax consequences on the Borrower.


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

     (g) The Borrower covenants and agrees that when the existing Interest Periods with respect Eurodollar Loans expire on November 2, 2009, all such Loans will be converted into Prime Loans, and thereafter no Loan may be maintained as a Eurodollar Loan and Borrower agrees that it will not request that any Loan be made as, or converted into, a Eurodollar Loan.

     Section 4. Waivers. Subject to the satisfaction of the conditions precedent specified in Section 5 below no later than October 13, 2009, the Lenders hereby waive non-compliance with the following covenants (the "Covenant Defaults"):

     (a) Section 8.1(a)(i) of the Credit Agreement requiring the ratio of Consolidated Funded Debt to Consolidated EBITDA to be no greater than 3.5 to 1.0 to the extent of non-compliance for the Trailing four quarter period ended:

          (i) 09/30/08, solely to the extent such ratio was 5.28 to 1.0 instead of the required ratio.

          (ii) 12/31/08, solely to the extent such ratio was 6.29 to 1.0 instead of the required ratio. (FOR PURPOSES OF THIS CALCULATION, THE FIRST POST-ACQUISITION QUARTER OF MARKS CONSOLIDATED EBITDA FOR THE THREE MONTHS ENDED DECEMBER 31, 2008 WILL BE ADDED TO THE PRE-ACQUISITION CONSOLIDATED EBITDA OF MARKS FOR THE THREE QUARTERS ENDED JULY 31, 2008); and

          (iii) 03/31/09, solely to the extent such ratio was -18.37 to 1.0 instead of the required ratio.

          (iv) 6/30/09, solely to the extent such ratio was -24.61 to 1.0 instead of the required ratio.

     (b) Section 8.1(b) of the Credit Agreement requiring the Debt Service Coverage Ratio of the Borrower and its Consolidated Subsidiaries to be at least
1.25 to 1.0 to the extent of non-compliance for the Trailing four quarter period ended:

          (i) 12/31/08 solely to the extent such ratio was 1.08 to 1.0 instead of the required ratio (FOR PURPOSES OF THIS CALCULATION, THE FIRST POST-ACQUISITION QUARTER OF MARKS CONSOLIDATED CASH FLOW FOR THE THREE MONTHS ENDED DECEMBER 31, 2008 WILL BE ADDED TO THE PRE-ACQUISITION CONSOLIDATED CASH FLOW OF MARKS FOR THE THREE QUARTERS ENDED JULY 31, 2008); and

          (ii) 03/31/09, solely to the extent such ratio was -0.86 to 1.0 instead of the required ratio.

          (iii) 6/30/09, solely to the extent such ratio was -0.12 to 1.0 instead of the required ratio.


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     (c) Section  8.1(c) of the Credit  Agreement  requiring the Modified  Quick
Ratio of the Borrower and its  Consolidated  Subsidiaries to be at least 1.15 to
1.0 to the extent of non-compliance for the Trailing Four Quarter period ended:

          (i) 09/30/08, solely to the extent such ratio was 1.09 to 1.0 instead of the required ratio.

          (ii) 12/31/08, solely to the extent such ratio was 1.06 to 1.0 instead of the required ratio; and

          (iii) 03/31/09, solely to the extent such ratio was 0.90 to 1.0 instead of the required ratio.

          (iv) 6/30/09, solely to the extent such ratio was 1.09 to 1.0 instead of the required ratio.

     (d) Section 9(k) of the Credit Agreement requiring the Borrower and its Consolidated Subsidiaries to not incur Net Losses in excess of certain amounts, to the extent of non-compliance for the following periods:

          (i) Fiscal Year ended 6/30/09, solely to the extent such Net Loss was ($13,382,000) instead of the required ($5,065,000).

          (ii) Month ended 7/31/09, solely to the extent such Net Loss was ($1,513,000) instead of the required ($1,327,100).

          (iii) Month ended 8/31/09, solely to the extent such Net Loss was ($1,438,000) instead of the required ($777,950).

; provided, however, that such waiver shall extend only to the Covenant Defaults, and is a one-time waiver and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Loan Documents or any of the instruments or agreements referred to therein or a waiver of any other Default or Event of Default under the Loan Documents, whether or not known to the Lenders or (b) to prejudice any right or rights which the Agents and the Lenders may now have or have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to in any Loan Document. This waiver is made in express reliance upon the terms and conditions of this Fifth Amendment, including all representations, warranties and covenants of the Loan Parties.

     Section 5. Conditions Precedent. The amendments and modifications to the Credit Agreement set forth in Sections 2 and 3 hereof and the waivers set forth in Section 4 hereof shall become effective on the date of this Fifth Amendment, upon the execution and delivery of this Fifth Amendment by the Borrower, the Administrative Agent and each of the Lenders and the satisfaction of the following conditions:

     (a) Certified Copies and Other Documents. The Administrative Agent shall have received certificates of an officer of the Borrower dated the date of this Fifth Amendment certifying (x) no changes in the certificate of incorporation or by-laws from the date of the Agreement or attaching copies of any amendments,
(y) the incumbency and specimen signatures of the officers of the Borrower executing any documents delivered to the Administrative Agent or a Lender by the Borrower in connection herewith and (z) resolutions of the Board of Directors of the Borrower authorizing the execution, deliver and performance of this Fifth Amendment.


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

     (b) Approval of the Administrative Agent and the Administrative Agent's Counsel. All other documents and legal matters in connection with the transactions contemplated by this Fifth Amendment shall be satisfactory in form and substance to the Administrative Agent, the Lenders and their counsel.

     (c) Amendment Fee. The Borrower shall have paid to the Administrative Agent, for the ratable benefit of the Lenders an amendment fee of $50,000; provided that 50% of such amendment fee shall be refunded ratably by the Lenders on November 15, 2009, if the Borrower has complied with the covenants set forth in Sections 3(a), 3(b), 3(c) and 3(e) of this Fifth Amendment, within the time frames set forth therein and Borrower has fully complied with all of the financial reporting requirements in the Credit Agreement; provided further, that in the case of Section 3(a) of this Fifth Amendment, the Business Consultant must be retained in compliance with such Section on or prior to October 30, 2009, for the Borrower to be eligible for the 50% refund. Such fee shall be fully earned on the date such fee is paid and, except as set forth in the proviso in the immediately preceding sentence, shall not be subject to any rebate, refund, proration and/or reduction of any kind.

     Section 6. Representations and Warranties. The Borrower represents and warrants as follows:

     (a) This Fifth Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and is enforceable against the Borrower in accordance with their respective terms.

     (b) Upon the effective date of this Fifth Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Fifth Amendment.

     (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Fifth Amendment.

     (d) The Borrower has no defense, counterclaim or offset with respect to the Credit Agreement or any other Loan Document.

     Section 7. Effect on the Credit Agreement.

     (a) Upon the effectiveness of Sections 2 and 3 hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.


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

     (b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Fifth Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     Section 8. Reaffirmation.

     (a) The Borrower hereby acknowledges and agrees that (i) the principal amount of the Term Loan outstanding as of October 8, 2009 is $21,428,000 (i) the aggregate principal amount of the Revolving Credit Loans outstanding as of October 8, 2009 is $11,100,000, (iii) the aggregate face amount of the Letters of Credit outstanding as of October 8, 2009 is $0 and (iv) the amounts referred to in the foregoing clauses (i), (ii) and (iii) are enforceable obligations of the Borrower payable to the Administrative Agent and Lenders pursuant to the provisions of the Credit Agreement and the other Loan Documents without any deduction, offset, defense or counterclaim.

     (b) Each Guarantor hereby (i) acknowledges and agrees that notwithstanding the execution of this Fifth Amendment and the consummation of the transactions contemplated hereby or any other facts and circumstances all of the terms and conditions, representations and covenants contained in the Guarantee Agreement are and shall remain in full force and effect and are hereby ratified and confirmed, (ii) represents, warrants and confirms that no offsets, counterclaims or defenses exist with respect to such Guarantor's obligations under the Guarantee Agreement, and (iii) ratifies and confirms that the Obligations under the Credit Agreement are guaranteed by such Guarantor under and pursuant to the terms of the Guarantee Agreement, as reaffirmed hereby.

     Section 9. Release. The Loan Parties acknowledge and agree that: (a) neither they nor any of their Affiliates have any claim or cause of action against the Agents or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) the Agents and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Credit Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the Credit Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Fifth Amendment and other good and valuable consideration, the Loan Parties (and their Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") do hereby fully, finally, unconditionally and irrevocably release and forever discharge the Agents and each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the date hereof arising out of, connected with or related in any way to this Fifth Amendment, the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Agents or any Lender contained therein, or the possession, use, operation or control of any of the assets of any of the Loan Parties, or the making of any Loan or other advance, or the management of such Loan or advance or the Collateral.

     Section 10. Waivers. The Borrower and each other Loan Party waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights that it may have, as of the date hereof, to contest (a) any Defaults or Events of Default which were or could have been declared by the Administrative Agent and/or the Lenders on the date of this Fifth Amendment, (b) any provision of the Loan Documents or this Fifth Amendment, (c) the right of the Agents and/or the Lenders to all of the rents, issues, profits and proceeds from the Collateral, (d) any matter acknowledged by the Borrower in Section 8 of this Fifth Amendment, (e) the Liens of the Collateral Agent and/or the Lenders, including without limitation the validity, extent, priority, perfection and enforceability thereof, in any property, whether real or personal, tangible or intangible, or any right or other interest, now or hereafter arising in connection with the Collateral, or (f) the conduct of the Agents and/or the Lenders in administering the lending arrangements by and among Loan Parties, the Agents and Lenders.

     Section 11. Effect and Construction of Agreement. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Fifth Amendment shall not be construed to:

     (a) impair the validity, perfection or priority of any Lien securing the Obligations; or

     (b) constitute an agreement by or require the Administrative Agent and/or the Lenders to grant additional waivers.

     Section 12. Presumptions. Each Loan Party acknowledges that it has consulted with and advised by counsel and such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Fifth Amendment and has participated in the drafting hereof. Therefore, this Fifth Amendment shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Fifth Amendment or any part hereof to be drafted.

     Section 13. Expenses. The Borrower shall pay all costs, fees and expenses of the Agents and the Lenders (including the reasonable costs, fees and expenses of the Agents' and Lenders' in-house and outside counsel, consultants and appraisers) incurred by the Agents and the Lenders (a) in connection with the negotiation, preparation and closing of this Fifth Amendment, and (b) from and after the date of this Fifth Amendment in connection with the administration and enforcement of this Fifth Amendment. All of the foregoing costs, fees and expenses (a) shall be Obligations and may be charged by the Agents to the Borrower, and (b) shall be in addition to, and not in replacement or supersession of, the fees, costs, charges and expenses authorized under the Loan Documents as of the date of this Fifth Amendment.

     Section 14. Entire Agreement. This Fifth Amendment sets forth the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes all prior negotiations among the parties hereto, whether written or oral. Loan Parties have not relied on any agreements, representations, or warranties of the Agents and/or Lenders, except as specifically set forth herein. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each party hereto. Each Loan Party acknowledges that it is not relying upon oral representations or statements inconsistent with the terms and provisions of this Fifth Amendment.

     Section 15. Further Assurances. Loan Parties shall execute such other and further documents and instruments as the Administrative Agent may reasonably request to implement the provisions of this Fifth Amendment and to perfect and protect the liens and security interests created by or agreed upon in the Loan Documents.

     Section 16. Benefit of Agreement. This Fifth Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, any third-party beneficiary of this Fifth Amendment. The Administrative Agent's and/or Lenders' waiver pursuant to Section 4 hereof does not in any manner limit Loan Parties' obligations to comply with, and the Administrative Agent's and Lenders' rights to insist upon compliance with, each and every one of the terms of this Fifth Amendment and the Loan Documents except as specifically waived or modified herein.

     Section 17. Severability. The provisions of this Fifth Amendment are intended to be severable. If any provisions of this Fifth Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Fifth Amendment in any jurisdiction.

     Section 18. Governing Law, Jurisdiction, Venue. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to this Fifth Amendment or any related agreement may be brought in any court of competent jurisdiction in the State of New York, County of New York, United States of America, and, by execution and delivery of this Fifth Amendment, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Fifth Amendment. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Agents and/or Lenders to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Loan Party against the Agents and/or Lenders involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Fifth Amendment or any related agreement, shall be brought only in a federal or state court located in the State of New York, County of New York.

     Section 19. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS FIFTH AMENDMENT, THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS FIFTH AMENDMENT, THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS FIFTH AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. IN ADDITION, EACH LOAN PARTY WAIVES THE RIGHT TO CLAIM OR RECOVER IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES.

     Section 20. Counterparts; Facsimile. This Fifth Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or "pdf" transmission shall be deemed to be an original signature hereto.

     Section 21. Amendment. No amendment, modification, rescission, waiver or release of any provision of this Fifth Amendment shall be effective unless the same shall be in writing and signed by the Borrower, the Administrative Agent and the Required Lenders. This Fifth Amendment shall constitute a Loan Document.

     Section 22. Headings. Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Credit Agreement to be duly executed and delivered by their duly authorized officers, all as of the day and year first above written.

                                        THE BORROWER:
                                        ------------

                                        NAPCO SECURITY TECHNOLOGIES, INC.
                                        By: /s/KEVIN S. BUCHEL
                                            ------------------
                                        Name:    Kevin S. Buchel
                                        Title:   Senior Vice President of
                                                 Operations and Finance

                                        GUARANTORS:
                                        ----------

                                        ALARM LOCK SYSTEMS, INC.
                                        By: /s/KEVIN S. BUCHEL
                                            ------------------
                                        Name:    Kevin S. Buchel
                                        Title:   Senior Vice President

                                        CONTINENTAL INSTRUMENTS, LLC
                                        By: /s/KEVIN S. BUCHEL
                                            ------------------
                                        Name:    Kevin S. Buchel
                                        Title:   Manager


Signature Page to Fifth Amendment and Waivers - 1747664

                                        LENDERS:
                                        -------

                                        CAPITAL ONE, N.A.
                                        By:/s/DOUGLAS BOTTNER
                                           ------------------
                                        Name:    Douglas Bottner
                                        Title:   Senior Vice President

                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as the Administrative Agent,
                                        the Collateral Agent and as a Lender
                                        By:/s/ALAN HARRIS
                                           --------------
                                        Name:    Alan Harris
                                        Title:   Vice President


Signature Page to Fifth Amendment and Waivers - 1747664